Exhibit 10.20

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

SALES AGREEMENT

REGARDING SALE OF HEAVY DUTY ALTERNATE FUEL MANAGEMENT SYSTEMS

BETWEEN

MURPHY ECONTROLS TECHNOLOGIES (HANGZHOU) CO., LTD.

(摩菲伊肯控制技术(杭州)有限公司)

AND

CHENGDU AMICO TECHNOLOGIES CO., LTD.

(成都安美科燃气技术有限公司)

August 29, 2013

SALES AGREEMENT

REGARDING SALE OF HEAVY DUTY ALTERNATE FUEL MANAGEMENT SYSTEMS

This Sales Agreement regarding Sale of Heavy Duty Alternate Fuel Management Systems (this “Agreement”) is made and executed as of the 29th day of August 2013, by and between MURPHY ECONTROLS TECHNOLOGIES (HANGZHOU) CO., LTD. (摩菲伊肯控制技术(杭州)有限公司), a company incorporated under the laws of the People’s Republic of China (the “PRC” or “China”) and having its registered address at 77 23rd Street, Hangzhou Economic & Technological Area, Hangzhou, Zhejiang Province 310018, the PRC (hereinafter referred to as “MET”), and CHENGDU AMICO TECHNOLOGIES CO., LTD. (成都安美科燃气技术有限公司), a company organized under the laws of the PRC and having its registered address at No. 203 North Gangtong Rd, Pixian Industrial Zone, Chengdu 611743, Sichuan Province, the PRC (hereinafter referred to as “AMICO”).

WHEREAS, MET and Enovation Controls, LLC (“ENC”), MET’s ultimate parent company, are engaged in the manufacturing of engine controls, and alternate fuel management systems and components; and

WHEREAS, AMICO is engaged inter alia in the development, engineering and sale of alternate fuel systems in the PRC; and

WHEREAS, the Parties have agreed to enter into this Agreement, subject to obtaining all necessary Approvals, permissions, consents, validations, confirmations, licenses and any other authorizations required to set up a cooperation framework in the PRC with the main object of development, integration and selling electronic controlled alternate fuel management systems, including but not limited to, CNG and LPG Electronic system and components for heavy duty engines and other associated and incidental services, to customers in China; and

WHEREAS, the Parties are ready, willing and able to cooperate in the manner set out hereinafter, to ensure the establishment and success of such a framework; the Parties shall cooperate with each other in the performance of their respective duties and obligations under this Agreement to achieve the terms, purposes and intent of this Agreement; and

WHEREAS, the Parties are satisfied, under a complete review and examination of this Agreement and its performance in the past 8 years, at the cooperation between the two Parties under this Agreement, and willing to extend cooperation to increase and expand mutual benefits; and

WHEREAS, the Parties have reached, under mutually good will and thorough understanding, a consensus that the independent operation of a well-organized and self-reliant MET is essentially required to achieve higher-level customer satisfaction in China.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

NOW THEREFORE, in consideration of the above premises, mutual promises and covenants hereby contained, the Parties hereto have agreed as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following terms shall be defined as provided below:

“Approval(s)” shall mean all governmental, statutory and/or regulatory permissions, consents, validations, confirmations, licenses and any other authorizations required to be obtained in order to give effect to or implement the provisions of this Agreement including, but not limited to, all necessary approvals of the relevant departments in charge of clean auto operation in China.

“Government” shall mean central or local government of the People’s Republic of China or the United States of America.

“Agreement” shall mean this Sales Agreement regarding Sale of Heavy Duty Alternate Fuel Management Systems, along with all attachments annexed hereto, and shall include any subsequent amendments or modifications hereto made in writing and executed by both Parties after the date of execution of this Agreement.

“Intellectual Property” shall mean either Party’s brand names and trademarks which are provided, in the Party’s sole discretion, to the other Party pursuant to the terms of this Agreement (including, without limitation, any of such Party’s trademarks that are registered in China or any other place) and such Party’s technical know-how and certain technology related to the business process, including, without limitation, patents, business secret, commercial information, specialized and proprietary know-how, technical information, drawings, data, charts, graphs, procedure books, operation manuals and data, technical processes and other technical or commercial literature, tangible or intangible, necessary for the promotion and sales of the systems or otherwise related to the Products which is possessed and controlled by such Party at the date of the execution of this Agreement by the Parties.

“Parties” shall mean MET and AMICO, and the term “Party” shall individually refer to MET or AMICO, as the case may be.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

“Products” shall mean alternate fuel management systems (HD EPR, D28 EPR, or future injection system like CFV and their control units or components) for diesel-based Heavy-Duty gaseous fueled spark ignited engines, including but not limited to, CNG Kits, LNG Kits, LPG Kits and components for the internal combustion engine market to be developed or manufactured by MET or its affiliates and assembled by MET, and any other products that may be mutually agreed from time to time by the Parties to this Agreement.

“OEMs” shall mean Original Equipment Manufacturers such as diesel works in China, including but not limited to, engine manufacturers in China that the Parties are supplying control system parts to, with which a Party and/or Parties have entered into agreement for the development and manufacture of HD CNG, LNG, and LPG engines.

“Project” shall mean joint development programs with OEMs for the development and application of heavy-duty CNG, LNG and LPG turbo lean-burn engines for buses and trucks.

ARTICLE II

GOALS AND SCOPE OF THE COOPERATION

2.1	The Parties hereby agree to extend their successful relationship in accordance with this Agreement, with goals to promote the application of advanced electronic digital controlled fuel management system on dedicated CNG, LNG, LPG and diesel heavy-duty engines in China to help the improvement of local air condition and the restructuring of energy consumption system of China.

2.2	In order to support the Government-sponsored Clean Auto Operation, the Parties agree to cooperate with major diesel engine manufacturers of China in the development of their HD dedicated CNG, LNG and/or LPG engines for buses and trucks. According to an agreed plan, the present [*] OEM Projects include [*]. The scope of this Agreement is not limited to these [*] companies, nor does the previous statement prevent the insertion of another interested company in a revised plan.

ARTICLE III

RESPONSIBILITES AND DUTIES OF THE PARTIES

3.1	The duties and obligations of MET are as follows:

(1)	Supply, via the factories of MET, with the support of ENC in San Antonio, qualified, durable, cost-effective and sustainable innovative technology and products that shall meet the requirements of OEMs and the Government regulations;

(2)	Implement OEM development programs, assisting the OEMs in base engine modification, system application, calibration, and emission test either in the United States of America or in China, according to agreements with the OEMs. To fulfill this goal, set up efficient test platform in AMICO’s Pixian facility or in MET Hangzhou facility;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

(3)	Participate in and assist AMICO in technical and business negotiations with major OEMs when necessary;

(4)	Approve or reject, in MET’s sole discretion, any OEM program and sale price after negotiation with AMICO; and

(5)	Inform AMICO of any key employee or significant ownership changes regarding MET within 14 days of occurrence.

3.2	The duties and obligations of AMICO are as follows:

(1)	Look for and evaluate realistic and profitable business opportunities for the Products for the benefit of MET and ENC;

(2)	Establish or assist MET to establish close business ties with major OEMs in China for the aforesaid Projects for the benefit of MET;

(3)	Cooperate with MET in determining sale price to OEM, help negotiate optimal payment terms and approve each OEM program before submitting the OEM program to MET for approval;

(4)	Complete, solely or with help from MET, technical and business negotiations with the OEMs and enter into agreements with the written approval of MET; for the avoidance of doubt, AMICO may not create (or hold itself out to third parties as being able to create) any binding obligation on behalf of MET without MET’s written approval;

(5)	Design annual sales plan that will be subject to approval by MET; and

(6)	Inform MET and ENC of any key employee or significant ownership changes within 14 days of occurrence.

See Appendix A for a complete RASIC of responsibilities.

ARTICLE IV

BUSINESS AND COMMISSION ARRANGMENT

4.1

MET shall pay AMICO a commission based on the number of Products sold to OEMs utilizing business opportunities introduced by AMICO to MET. The Parties agree that the commission system, as described in Appendix B, is appropriate and recognizes a reduction in commission percentage as AMICO’s scope of work declines. AMICO shall deliver to MET a consolidated invoice (the summation of Appendix B from this Agreement and Appendix B from the separate Technical Service Agreement between the Parties as of the date hereof). MET shall pay AMICO every [*] in respect of the applicable Products for which MET has collected payment from OEMs. MET will pay AMICO in a manner consistent with how it is being paid by MET’s customers. For instance, if a customer’s terms are 50% 30 days TT followed by 50% through a 180 day bank note, MET will pay AMICO 50% within [*] after being paid 50% TT. For the other 50% paid by bank note, it

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

will be MET’s sole discretion to: 1) pay AMICO with a bank note of the same term; or 2) wait until the bank note matures, then pay AMICO. If MET elects to pay AMICO with a bank note, the fully matured value of the bank note from METs customer will be used. In either case, MET will pay AMICO within [*] of this election. The Finance Departments of MET and AMICO will work together to develop a Standard Operating Procedure (SOP) to handle the transition of payment from the U.S. to China and to ensure the payment process of MET and AMICO is handled in an efficient manner according to Chinese law. All invoices from AMICO to MET will be “technical services” invoices, provided that all invoices issued by AMICO to MET shall comply with applicable PRC laws and regulations.

4.2	Historically, AMICO bought fuel systems components from ENC for its generator business and payments from AMICO to ENC were netted against payments owed to ENC from AMICO. Going forward, these fuel system components will be supplied to AMICO from MET consistent with its other Chinese customers. As a result, AMICO will pay MET and the historical practice of netting out invoices will be discontinued. As part of this change, AMICO will also need to be current on it’s payments to MET before MET will pay AMICO. The AMICO payment terms will be [*].

4.3	If there is any price change to the customer(s), Appendix B will not necessarily be revised unless otherwise agreed in writing by both Parties. Such Appendix B change will go into effect after both Parties have signed the revised Appendix.

4.4	In some cases when MET cannot make a business case for small volume business, AMICO will purchase the Products directly from MET and resell to the OEMs, whose gaseous fuel engine production is too small for them to afford the development of its engines and maintenance of a countrywide market. In such cases, AMICO, with the support of MET, will review and approve the development project and the trade terms. MET shall not pay any commissions to AMICO for such sale of Products to AMICO. When the annual purchase of an OEM exceeds 1000 units, MET will take over the project of such OEM and AMICO will support the transition.

ARTICLE V

INDEMNIFICATION

5.1	Indemnification by MET: MET hereby indemnifies AMICO and agrees to defend, and hold it harmless from and against any and all liabilities, damages, losses, claims, costs and expenses (including reasonable attorneys’ fees) arising out of or resulting from any misrepresentation or breach of a covenant made by MET or the non-performance of any obligation to be performed on the part of MET under this Agreement.

5.2	Indemnification by AMICO: AMICO hereby indemnifies MET and its affiliates and agrees to defend and hold each of them harmless from and against any and all liabilities damages, losses, claims, costs and expenses (including reasonable attorneys’ fees) arising out of or resulting from any misrepresentation or breach of a covenant by AMICO or the non-performance of any obligation to be performed on the part of AMICO under this Agreement.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

ARTICLE VI

INTELLECTUAL PROPERTY AND CONFIDENTIALITY

6.1	The Parties agree that, except as otherwise provided in this Agreement, terms and conditions in the separate Confidentiality Agreement signed by MET and AMICO on the same date hereof will prevail with regard to the protection of the Intellectual Property rights of either Party. The provisions of the Confidentiality Agreement shall be incorporated in this Agreement by reference and will survive for two years past the expiration or termination of this Agreement and its extensions.

6.2	The Parties agree that in the event of the termination of this Agreement for any reason whatsoever, (i) any license agreements between ENC, MET or their affiliate on the one hand and AMICO and/or the OEMs on the other hand with respect to any Intellectual Property of ENC, MET or their affiliates shall be terminated upon the request of ENC, MET or their affiliates, and (ii) AMICO shall have the right to terminate any license agreements between ENC, MET or their affiliate on the one hand and AMICO and/or the OEMs on the other hand with respect to any of AMICO’s Intellectual Property.

ARTICLE VII

NON-COMPETITION AND EXCLUSIVE RIGHTS

7.1	Under this Agreement and subject to the terms and conditions hereof, MET designates AMICO as its only partner in China with respect to the development and sales of the Products, and in return, AMICO admits that MET is its only partner in China for the development of OEM heavy-duty CNG, LNG and LPG turbo lean-burn engine projects and the only supplier of such Products in AMICO’s dominated markets. In connection therewith, the Parties expressly agree that:

(i)	AMICO shall continue its efforts in promoting the Products and their market share towards the target to maintain the dominating position of the EControls brand in China.

(ii)	MET guarantees that the Products supplied shall always meet both the Government regulations and standards and the published requirement of the OEMs as known to MET. AMICO shall inform MET, in a timely manner, of any new change or development in the Government regulations and standards and the requirements of OEMs in connection with the Products.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

ARTICLE VIII

ANTI-CORRUPTION

8.1	AMICO and its directors, officers and employees (i) are aware of and familiar with the provisions of all relevant laws and regulations relating to anti-bribery and anti-corruption, including, without limitation, the PRC anti-commercial bribery laws and regulations and the U.S. Foreign Corrupt Practices Act, (ii) have not made or authorized and will not make or authorize, directly or indirectly, any payment or any offer or promise to make any payment of money or anything of value to any foreign or domestic government officials or employees or political parties or campaigns, (iii) have not taken and will not take, directly or indirectly, any action (such as entertainment, giving gifts or contributions) in violation of, or that may cause MET or any its affiliates or their respective directors, officers or employees to be in violation of, any such laws or regulations.

ARTICLE IX

ARBITRATION

9.1	All matters, questions, disputes, differences or claims arising between the Parties as to (i) the effect, interpretation or application of this Agreement, (ii) their respective rights, duties or liabilities hereunder, or (iii) any act, matter or thing arising out of or in connection with this Agreement, shall first be resolved through friendly negotiations between the Parties. Such negotiations shall commence within a period of seven (7) working days of the issue of notice in writing by one Party to the other Party calling for the same.

9.2	In the event that such negotiations fail to resolve the dispute within a period of thirty (30) working days from the date of receipt of the notice by the notified Party, such dispute shall be referred to the China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in Beijing by an arbitration tribunal in accordance with the then effective Arbitration Rules of CIETAC (the “CIETAC Arbitration Rules”), except where this Section 9 provides for procedures or rules which differ from the CIETAC Arbitration Rules, in which case, the procedures and rules provided for in this Section 9 shall be applied.

9.3	The Parties shall be responsible for the payment of their respective costs in connection with any arbitration proceeding.

9.4	The existence of a dispute between the Parties hereto, or the initiation or continuance of any arbitration proceedings referred to above, shall not delay or otherwise postpone the performance of the undisputed obligations of the Parties hereto and the arbitrator shall take full cognizance and give due consideration to such performance, if any, in the making of the final award.

9.5	The arbitration tribunal shall consist of three (3) arbitrators. Each Party shall appoint one (1) arbitrator, whose professional background and experience shall be suitable for the issue in dispute. If either party fails to appoint an arbitrator within fifteen (15) days of the date of its receipt of the arbitration notice from CIETAC, such appointment shall be made by the Chairman of CIETAC. The two (2) arbitrators so appointed by the Parties shall agree upon the third arbitrator, who shall act as the presiding arbitrator of the arbitration tribunal. If the two (2) arbitrators so appointed fail to agree upon on the third arbitrator within fifteen (15) days from the date of the appointment of the second arbitrator, the third arbitrator shall be appointed by the Chairman of CIETAC.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

9.6	The arbitral proceedings shall be conducted in English, and the arbitration tribunal shall render a written arbitral award in English. The arbitral award shall be final and binding upon the Parties, and enforcement thereof may be rendered by any court having jurisdiction thereof. The Parties shall use their best efforts to effect the prompt execution or enforcement of any such award and shall render whatever assistance as may be necessary to this end.

ARTICLE X

FORCE MAJEURE

10.1	No Party shall be held liable or responsible to the other Party for failure or delay in fulfilling or performing any obligation under this Agreement if such failure or delay is caused by actions or events which are beyond the reasonable control of the affected Party, the effect of which is to prevent or interfere with that Party’s performance hereunder, including, without limitation, (i) any natural disasters or public enemy, fire, explosion, accident, embargo, or any other circumstances of like or different character commonly referred to as force majeure; or (ii) interruption of or delay in transportation or shortage or failure of supply of materials or equipment, breakdowns, strikes, or other labor strife from whatever cause arising; or (iii) compliance by either Party with any valid order, action, directive, or request of any Government official, department, agency, or authority. Each Party agrees to give the other Party prompt written notice of the occurrence of any such condition and the extent to which the affected Party will be unable to fully perform its obligations hereunder. Each Party further agrees to use all reasonable efforts to correct such conditions as quickly as possible and to give the other Party prompt written notice when it is again fully able to perform such obligation, provided that, in the event of such prevention or delay as aforesaid, both Parties hereto, instead of exercising the aforesaid option, may consult with each other in order to mutually determine the course of action to be taken, in order to minimize the effects of such prevention or delay and continue the operation of this Agreement.

ARTICLE XI

WAIVER

11.1	Failure or delay by a Party to require the performance of any provision of this Agreement shall not affect or impair that Party’s right to require full performance thereof at any time thereafter. Each Party may specifically waive, in writing, any breach of this Agreement by the other Party, but no such waiver shall constitute a continuing waiver of similar or other breaches by the other Party.

ARTICLE XII

NOTICES

12.1

All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been duly given, if delivered by hand, at the time of receipt or, if communicated by email or similar electronic means (such as facsimile), at the time receipt thereof has been confirmed by return electronic communication or signal that the

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

message has been clearly received or, if mailed or sent by courier, seven (7) days after mailing, registered airmail return receipt requested, with postage prepaid or delivery to the courier service agency, provided that, if there is no other changes clarified in this Agreement, notices or other communications between these two persons named below are the only official and final versions between the Parties.

In case of MET to:

[*] Executive Vice President Enovation Controls 5757 Farinon Drive San Antonio, TX 78249 Ph. +1 210 495 9772 [*] Fx. +1 210 495 9791 Email: [*]@enovationcontrols.com

In case of AMICO to:

[*]

General Manager

Chengdu AMICO Technologies Co., LTD.

#203 North Gangtong Rd, Pixian Industrial Zone,

Chengdu, Sichuan 611743,

People’s Republic of China

Ph. +86 28 6611 8718 [*]

Fax. +86 28 6611 8737

Email: [*]@cnamico.com

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

However, if one or both the above two persons resign or for any other reasons force majeure cannot perform the role as major contacts, the following two persons are assigned as the standby contacts:

In case of MET to:	[*] Vice President Enovation Controls 5757 Farinon Drive San Antonio, TX 78249 Ph. +1 210 495 9772 [*] Fx. +1 210 495 9791 Email: [*]@enovationcontrols.com

In case of AMICO to:

[*]

Executive GM

Chengdu AMICO Technologies Co., LTD. #203 North

Gangtong Rd, Pixian Industrial Zone, Chengdu,

Sichuan 611743,

People’s Republic of China

Ph. +86 28 6611 8718 [*]

Fax. +86 28 6611 8737

Email: [*]@163.com

ARTICLE XIII

MISCELLANEOUS

13.1	English shall be used in all correspondence and communications between the Parties. This Agreement is written in both English and Chinese languages, and both versions shall be equally valid and binding. In the event of any discrepancy between the two language versions, the English version shall prevail.

13.2	Each of the Appendices or Exhibits (if any) referred to herein and attached hereto are an integral part of this Agreement and made a part hereof.

13.3	This Agreement sets forth the entire agreement between the Parties and supersedes all prior other agreements and understandings between the Parties and their officers, directors, or employees as to the subject matter hereof. Neither Party has relied upon any oral representation or oral information given to it by any representative of the other Party. No change in this Agreement shall be effective either as a result of a course of conduct or oral statements, other than by an agreement in writing signed by the duly authorized representative of each of the Parties hereto.

13.4	This Agreement shall be prepared and executed in five (5) originals. Each Party shall keep two originals, and Fangda Partners shall keep one original.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

13.5	The formation, validity, interpretation, execution of this Agreement and settlement of any disputes arising hereunder shall be governed by and in accordance with the laws of the PRC.

ARTICLE XIV

TERM OF AGREEMENT

14.1	The term of this Agreement is 5 (Five) years, effective from September 1, 2013. The Parties may extend the term of this Agreement by mutual agreement in writing before the expiration of the term of this Agreement.

14.2	Either Party may, by prior written notice to the other Party, terminate this Agreement at any time if the other Party violates any provisions of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and caused their respective corporate seals to be affixed by their officers thereunto duly authorized as of the day and year first written above.

MURPHY ECONTROLS TECHNOLOGIES (HANGZHOU) CO., LTD.

(摩菲伊肯控制技术(杭州)有限公司)

(Corporate Chop)

BY:	[*]
Name:	[*]
Title:	Executive Vice President

CHENGDU AMICO TECHNOLOGIES CO., LTD.

(成都安美科燃气技术有限公司)

(Corporate Chop)

BY:	[*]
Name:	[*]
Title:	Executive General Manager

Appendix A

Appendix A - Sales
AMICO
MET
Activity
Customer
Hang.zhou
San Antonio
Other
STRATEGIC RELATIONSHIP (ALL LEVELS) MANAGEMENT [*] [*] [*] [*]
Customer Relationship
[*] [*] [*] [*] [*]
[*] [*] [*] [*] [*]
[*] [*] [*] [*]
AMICO/MET Alliance Meetings (Bi-Annually / Rotating) [*] [*] [*]
Development Projects
[*] [*] [*] [*] [*]
[*] [*] [*] [*] [*]
[*] [*] [*] [*] [*]
[*] [*] [*] [*] [*]
[*] [*] [*] [*] [*]
Negotiate Sales Contracts with OEMs, Including Terms [*] [*] [*] [*]
Vehicle Calibration [*] [*] [*] [*]
PO Processing/Fulfillment f*l [*l
Scheduling and Forecasting [*l [*] [*] [*] [*l
Customer Issues Management (Including monthly customer visits) [*] [*] [*]
Products/Parts
[*] [*] [*] [*]
Other
[*] [*] [*] [*]
[*] [*] [*] [*]
[*] [*] [*]
[*] [*] [*] [*]
(1) Contingent on staffing of key resources in region
(2) Transition according to agreed plan (Starting Jan 1, 2016)
R = Responsible S = Support
A = Approve

Appendix B

Component/System	Sept. 1, 2013 – Aug. 31, 2018

Core Systems	[*]

ECM	[*]
EPR	[*]
Envirotech	[*]
Waste Gate Control Valve	[*]
Mixer	[*]
Dual Stage Regulator	[*]
Core System Service Parts	[*]

Sensors	[*]
Throttles	[*]
Lock-off Valves	[*]
Surge Valve	[*]
AMICO Purchased Parts	[*]